UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 12, 2008 (November 10, 2008)
Date of Report (Date of earliest event reported)
FLOW INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12448	91-1104842
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
23500 — 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices) (Zip Code)
(253) 850-3500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 10, 2008, Flow International Corporation, a Washington corporation (“Flow”), entered into a First Amendment to Agreement and Plan of Merger (the “Amendment”) with Orange Acquisition Corporation, a Washington corporation and direct wholly-owned subsidiary of Flow (“Merger Sub”), OMAX Corporation, a Washington corporation (“OMAX”), certain shareholders of OMAX and John B. Cheung, Inc., as Shareholders’ Representative. The Amendment amends certain provisions of the Agreement and Plan of Merger (the “Merger Agreement”) with Flow, Merger Sub, OMAX, certain shareholders of OMAX and John B. Cheung, Inc., as Shareholders’ Representative. The Merger Agreement, as amended, contemplates that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into OMAX, with OMAX continuing after the merger as the surviving corporation (the “Merger”).
     Pursuant to the Amendment, the total amount of cash to be paid by Flow at the closing of the Merger is approximately $71,000,000 (compared to $75,000,000 under the original Merger Agreement), subject to adjustment and an escrow, and including a promissory note as described below. Flow will issue shares at closing worth $4,000,000, based on the average closing share price of Flow common stock for the 10 trading days ending two business days prior to the closing of the Merger (the “Closing Share Price”). Previously, the Merger Agreement provided for the issuance of approximately 3,750,000 shares, subject to adjustment if the Closing Share Price were less than $8.00.
     The amount of contingent consideration to be paid (“Contingent Consideration”) is determined in relation to thresholds based on the daily closing share price for Flow common stock for the six months ending 36 months after the closing of the transaction (the “Average Share Price”). If the Average Share Price is less than $7.00, no contingent consideration will be paid. If the Average Share Price is equal to $7.00, $5,000,000 will be paid. If the Average Share Price is between $7.01 and $14.00, payment shall be derived on a straight line interpolation basis between $5,000,000 and $52,000,000 and distributed accordingly. Flow may, at its option, pay any Contingent Consideration in Flow common stock, on the basis of the Average Share Price or, if an Interim Election is made as described below, on the basis of the Interim Average Share Price. Previously, the Merger Agreement provided for the issuance of up to 1,733,333 shares of Flow common stock or up to a maximum of $26,000,000 to be paid two years following the Merger, with no minimum threshold payment, and the Contingent Consideration was based upon an Average Share Price range of $12.00 to $14.00. This range was subject to adjustment based on the Closing Share Price, and at a Closing Share Price of $3.00 would have been $7.00 to $9.00.
     If, between the last day of the sixth (6th) full month after the closing of the Merger and ending on the last day of the thirty-fifth (35th) full month after the closing of the Merger, the average daily closing share price of Flow common stock for the trailing six-month period quoted on the NASDAQ Global Market is equal to or greater than $7.00 (the “Interim Average Share Price”), the former OMAX shareholders may elect to receive contingent consideration on the basis of the Interim Average Share Price instead of the Average Share Price (such election, an “Interim Election”). An Interim Election can only be made once by any particular former OMAX shareholder, any Interim Election is permanent and may not be revoked, and any Interim Election will also be subject to the terms and conditions of the Escrow Agreement (as defined in the Merger Agreement, as amended). Any Interim Election may only be made during the first fifteen days of the month following the sixth full calendar month after the closing of the Merger, and each full calendar month period thereafter, with reference to the Interim Average Share Price occurring during the prior six months then elapsed. Previously, no such Interim Election was available to OMAX shareholders under the Merger Agreement.
     At the closing of the Merger, an amount equal in value to $8,450,000 composed of non-negotiable promissory note, with interest payable at 2% per annum, shall be withheld from the cash merger consideration payable, and placed into escrow for a period of 18 months following closing to secure claims by Flow for indemnification and for adjustments based on net working capital. Previously, the escrow was equal in value to $9,450,000 and was composed of cash, Flow common stock and a promissory note.
     The Amendment has also amended the Merger Agreement to provide for a mutual termination right if the Merger has not been occurred by March 31, 2008.
     No other material amendments have been made to the Merger Agreement. The Merger Agreement, as amended, must be approved by the shareholders of OMAX, but not the shareholders of Flow. A registration statement relating to the issuance of Flow shares, containing a prospectus/proxy statement, will be filed with the Securities and Exchange Commission (the “Commission”). When the registration statement is declared effective, a meeting of OMAX shareholders will be called to approve the Merger Agreement as amended and related transactions. A majority of OMAX shares must vote to approve the merger. Holders of approximately 60% of the outstanding shares of OMAX common stock have entered into agreements with Flow to vote in favor of the merger.

     This description of the Amendment is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference, and by the terms and conditions of the Merger Agreement, which was previously filed with the Commission on a Form 8-K filed on September 11, 2008, and which is also incorporated herein by reference.
     The Merger Agreement, as amended, provides investors with information regarding its terms. It is not intended to provide any other factual information about Flow or OMAX. In addition, the Merger Agreement, as amended, contains representations and warranties of each of the parties to the Merger Agreement, as amended and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement, as amended. The parties reserve the right to, but are not obligated to, amend or revise the Merger Agreement, as amended or the disclosure schedules. In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.
     Flow and OMAX intend to file with the SEC a prospectus/proxy statement and other relevant materials in connection with the proposed acquisition of OMAX by Flow pursuant to the terms the Merger Agreement, as amended. The prospectus/proxy statement will be mailed to the stockholders of OMAX. Investors and security holders of OMAX are urged to read the prospectus/proxy statement and the other relevant materials when they become available because they will contain important information about Flow, OMAX and the proposed merger.
The prospectus/proxy statement and other relevant materials (when they become available), and any other documents filed by Flow with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Flow by contacting John Leness, Secretary of Flow, at (253) 850-3500. Investors and security holders of OMAX are urged to read the prospectus/proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
ITEM 9.01. Exhibits
     (d) Exhibits
99.1	First Amendment to Agreement and Plan of Merger dated November 10, 2008 among OMAX Corporation, Flow International Corporation, Orange Acquisition Corporation, certain shareholders of OMAX Corporation and John B. Cheung, Inc. as Shareholders’ Representative.

99.2	News Release dated November 10, 2008.

99.3	OMAX Update Conference Call Transcript dated November 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2008	FLOW INTERNATIONAL CORPORATION
	By:	/s/ John S. Leness
	Name:	John S. Leness
	Title:	General Counsel and Secretary